UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 31, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 31, 2012 (the “Effective Date”), Advanced Photonix, Inc. (the “Company”), its wholly-owned subsidiary Picometrix LLC (“Picometrix”, and together with the Company, the “Borrowers”) and Silicon Valley Bank (“SVB”) entered into (A) a Loan and Security Agreement (the “Loan and Security Agreement”) providing for (i) a line of credit (“Line of Credit”) permitting borrowings by the Company of up to a maximum of $5,000,000 with a $3,000,000 export-import facility sublimit; and (ii) a 36 month term loan (the “Term Loan”) to the Company of $1,000,000; (B) an Export-Import Bank Loan and Security Agreement (the “ExIm Facility Agreement”) setting forth the terms of the $3,000,000 export-import facility; and (C) an Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement (the “Borrower Agreement” and together with the Loan and Security Agreement and the ExIm Facility Agreement, the “Credit Agreement”) in favor of The Export Import Bank of the United States and SVB.  While the availability of borrowings under the Line of Credit and ExIm Facility Agreement sublimit will generally be determined by the calculation of a borrowing base that includes a percentage of eligible accounts receivable and inventory, SVB may decrease the availability of such revolving borrowings in its good faith business judgment based on events, conditions, contingencies or risks which, as determined by SVB, may adversely affect the collateral securing the Borrowers’ obligations under the Credit Agreement.

Borrowings under the Line of Credit, including the ExIm Facility Agreement, bear interest at rates ranging from 0.50% to 3.75% above the United States prime rate published in The Wall Street Journal (the “Prime Rate”), depending upon the Borrowers’ “Liquidity Ratio” (which is defined as (i) the Borrowers’ unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) on deposit with SVB plus its net balance sheet billed Accounts (as defined in the Credit Agreement), divided by (ii) the Borrowers’ Indebtedness (as defined in the Credit Agreement) to SVB), and trailing 6 months EBITDA (as defined in the Credit Agreement).  The rates applicable to the outstanding Line of Credit borrowings as of the Effective Date are at 0.5% above the Prime Rate.  Borrowings under the Term Loan bear interest at rates ranging from 1.00% to 4.25% above the Prime Rate, depending upon the Borrowers’ Liquidity Ratio and trailing 6 months EBITDA.  The rates applicable to the outstanding Term Loan borrowings as of the Effective Date are at 1.00% above the Prime Rate.

The Borrowers are required to first use the proceeds of the Term Loan to repay all indebtedness owed to Robin Risser, the Company’s Chief Operating Officer, and Steve Williamson, the Company’s Chief Technology Officer, under the promissory notes issued to Messers Risser and Williamson on May 2, 2005 and subsequently amended on May 1, 2008, November 26, 2008, April 1, 2009, November 30, 2009 and November 29, 2010 (as amended, the “Insider Notes”) in connection with the Company’s acquisition of Picometrix in 2005.

The principal amounts of the Term Loan are to be paid in 36 consecutive monthly installments of $27,777.78 each beginning on February 29, 2012.  The Credit Agreement permits the Company to prepay all, but not less than all, of the Term Loan by paying a prepayment premium equal to (i) 1.00% of the amount outstanding if prepayment occurs before the first anniversary of the Effective Date; (ii) 0.50% of the amount outstanding if prepayment occurs after the first, but before the second anniversary of the Effective Date; and (iii) 0.25% of the amount outstanding if prepayment occurs after the second anniversary of the Effective Date.  In addition, if the Term Loan becomes due and payable because of the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), the Company will be required to pay a termination fee equal to 1.00% of the amount outstanding.

The Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities. In addition, the Borrowers are required to maintain, on a consolidated basis, a (i) Liquidity Ratio, which is measured at the end of each fiscal month, equal to or greater than 2.25:1.00, and (ii) EBITDA, measured at the end of each fiscal month on a trailing 6-month basis, greater than (A) $(1,250,000) for the period from the Effective Date through the fiscal month ending July 2012; (B) $(1,000,000) for the period August 2012 through the fiscal month ending September 2012; (C) $(750,000) for the period October 2012 through the fiscal month ending December 2012; (D) $(250,000) for the period January 2013 through the fiscal month ending March 2013; and (E) $1.00 for the periods commencing on April 2013 or thereafter.

The Credit Agreement facilities are secured by substantially all assets of the Company and Picometrix (excluding certain intellectual property (the “Picometrix IP”) which secured the debt owed to Messers Risser and Williamson under the Insider Notes). Pursuant to the Credit Agreement, the Company agreed to grant a security interest in the Picometrix IP to SVB within 60 days of the Effective Date.

The Credit Agreement replaces the Company's current loan agreement entered into on September 25, 2008, by the Company and The PrivateBank and Trust Company, and subsequently amended on May 29, 2009, June 25, 2010, August 27, 2010, November 30, 2010 and September 23, 2011 (as amended, the “Terminated Credit Agreement”), which agreement was terminated as of the Effective Date. As amended, the Terminated Credit Agreement included a $1.0 million term loan and a $3.0 million line of credit, and interest on all borrowings accrued at a rate of Prime (as defined in the Terminated Credit Agreement) plus 0.5%. The Terminated Credit Agreement contained certain financial covenants, including minimum Debt Service Coverage ratio, Adjusted EBITDA level, and Net Worth requirements (each as defined in the Terminated Credit Agreement).

The foregoing descriptions of the Loan and Security Agreement, ExIm Facility Agreement and the Borrower Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Loan and Security Agreement, ExIm Facility Agreement and the Borrower Agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (“Current Report”) and are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information provided under Item 1.01 of this Current Report with respect to the Insider Notes and Terminated Credit Agreement is hereby incorporated by reference into this Item 1.02.

Pursuant to the terms of the Credit Agreement, on the Effective Date, $728,735 of the proceeds of the Term Loan were used to repay all indebtedness owed to Messers Risser and Williamson under the Insider Notes, which were initially issued on May 2, 2005 in the aggregate principal amount of $2,900,500 and scheduled to mature on September 1, 2012. Interest on the Insider Notes accrued at a rate of Prime (as defined in the Insider Notes) plus 2.0%, and the Company was required to pay interest quarterly through the maturity date.

The Company was permitted to prepay the outstanding indebtedness under the Terminated Credit Agreement and Insider Notes without penalty.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On February 3, 2012, the Company issued a press release announcing the execution of the Credit Agreement and the termination of the Terminated Credit Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	Loan and Security Agreement dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.2	Loan and Security Agreement (EX-IM Loan Facility) dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.3
Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement dated as of January 31, 2012 made by Advanced Photonix Inc. and Picometrix, LLC in favor of the Export Import Bank of the United States and Silicon Valley Bank.

99.1	Advanced Photonix, Inc. press release issued February 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated: February 3, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Loan and Security Agreement dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.2	Loan and Security Agreement (EX-IM Loan Facility) dated as of January 31, 2012 by and among Silicon Valley Bank, Advanced Photonix Inc. and Picometrix, LLC.

10.3
Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement dated as of January 31, 2012 made by Advanced Photonix Inc. and Picometrix, LLC in favor of the Export Import Bank of the United States and Silicon Valley Bank.

99.1	Advanced Photonix, Inc. press release issued February 3, 2012.